                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              INLIGHTEN.COM, INC.,

                          F3 ACQUISITION CORPORATION,

                              FORWARD FREIGHT INC.

                                      AND

                       LARRY G. BROWN AND ROSE A. DUDNEY

                       DATED EFFECTIVE AS OF MAY 20, 1999

                      AGREEMENT AND PLAN OF REORGANIZATION

       This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into effective as of May 20, 1999 by and among Inlighten.com, inc., a Delaware corporation ("PARENT"), F3 Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), Forward Freight Inc., a Texas corporation (the "COMPANY"), and Larry G. Brown and Rose
A. Dudney (together, the "SHAREHOLDERS").

                                    RECITALS

       A. The Board of Directors of the Company, Parent and the Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory Merger of the Company with and into the Merger Sub (the "MERGER") and, in furtherance thereof, have approved the Merger.

       B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("COMPANY CAPITAL STOCK") shall be converted into the right to receive shares of Common Stock of Parent ("PARENT COMMON STOCK") and other merger consideration set forth below.

       C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, and the release of such amount shall be contingent upon certain events and conditions, all as set forth in Article VII of this Agreement.

       D. The Company, the Shareholders, Parent and the Merger Sub desire to make certain representations, warranties, and other agreements in connection with the Merger.

       NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

       1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Texas Business Corporation Act ("TEXAS LAW") and the Delaware General Corporation Law ("DELAWARE LAW"), the Company shall be merged with and into the Merger Sub, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

       1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Parent, 3811 Turtle Creek Boulevard, Suite 600, Dallas, Texas 75219, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger and a Certificate of Merger in the form of Exhibit A-1 and A-2 with the Secretary of State of the States of Texas and Delaware, respectively (the "MERGER CERTIFICATES"), in accordance with the applicable provisions of Texas Law and Delaware Law (the time of acceptance by the Secretary of

State of Texas and Delaware of such filing or such later time as may be provided in the Merger Certificates being referred to herein as the "EFFECTIVE TIME").

       1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Texas Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

       1.4 CERTIFICATE OF INCORPORATION; BYLAWS.

           (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the provisions of the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

           (b) Unless otherwise determined by Parent, the Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the provisions of the Bylaws of the Surviving Corporation until thereafter amended in accordance with Delaware Law and as provided in the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

       1.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation; provided, that effective upon Closing, Rose A. Dudney shall be the Chief Operating Officer of the Surviving Corporation.

       1.6 MERGER CONSIDERATION. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

           (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Common Stock of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and converted automatically into the right to receive a pro rata share of the merger consideration as set forth in Schedule 1.6(a) (the "MERGER CONSIDERATION") as follows: (i) a portion of the cash consideration of $500,000 payable as set forth below, (ii) a portion of the stock consideration of 550,000 shares of Parent Common Stock (the "STOCK CONSIDERATION") (subject to the adjustment as set forth below), and (iii) a portion of the warrant consideration consisting of the two-year warrants to purchase up to an aggregate of 200,000 shares pursuant to the terms of the warrant agreement attached as Exhibit B., all upon surrender of the certificates representing such shares of Company Common Stock in the manner provided in Section 1.8; provided, that certain of such shares included in the Merger Consideration shall be placed into escrow as set forth below. The cash payments pursuant to this Agreement shall be made by Parent as follows: $100,000 shall be paid to the Escrow Agent pursuant to the Escrow Agreement and $400,000 shall be paid at Closing.

       The Stock Consideration shall be subject to adjustment as follows: in the event shares of Parent Common Stock begin trading in a recognized public market at a price of less than $10 per share (as adjusted for any stock splits), Parent shall pay to the Shareholders, within 30 days after commencement of trading, cash or additional shares of Parent Common Stock (at Parent's option), such that the value of the Stock Consideration is $10 per share (with the additional shares valued at the then-current trading price). [For example, if shares of Parent

Common Stock are sold at $8 per share in an initial public offering, the amount of the shortfall would be $2 per share. Parent would pay to the Shareholders $2 in cash per share or issue additional shares of Parent Common Stock valued at $8 per share, at Parent's option, such that the aggregate value of the Stock Consideration would equal $5,500,000.]

           (b) CANCELLATION OF COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

           (c) CAPITAL STOCK OF MERGER SUB. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall continue to be owned by Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares of Common Stock of the Merger Sub shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

       1.7 DISSENTING SHARES.

           (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who, as of the Effective Time, has not effectively withdrawn or lost (through failure to perfect or otherwise) appraisal or dissenters' rights pursuant to Texas Law ("DISSENTING SHARES") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Texas Law.

           (b) Notwithstanding the provisions of subsection (a), if after the Effective Time any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

           (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Texas Law (including without limitation instruments concerning appraisal or dissenters' rights) and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Texas Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of any shares of Company Capital Stock or offer to settle or settle any such demands.

       1.8 SURRENDER OF CERTIFICATES.

           (a) PARENT TO PROVIDE COMMON STOCK. At the Closing, Parent shall deliver to the Shareholders for exchange in accordance with this Article I, 550,000 shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account with BankOne Texas, N.A. (the "Escrow Agent") pursuant to the Escrow Agreement attached hereto as Exhibit C 300,000 shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

           (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

           (c) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

       1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

       1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

       1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368(a)(1)(A) of the Code.

       1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

       1.13 OPTION TO SELL. The Shareholders shall have the right to sell to Parent the 550,000 shares comprising the Stock Consideration for a price of $8.00 per share, for a period of 60 days beginning on the second anniversary of the Effective Date, in the event that the common stock of Parent does not become traded during such two year period on a recognized trading market in the United States of America. The option to sell granted hereby may be exercised by the Shareholders, acting together or separately, by giving written notice of the exercise of the option and surrender of the certificates representing the Stock Consideration, duly endorsed for transfer. Following exercise of the option and delivery of the certificates,

Parent shall remit the purchase price for the shares by wire transfer within 30 days of receipt of the shares tendered for purchase.

                                   ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDERS

       Except as disclosed in a document dated as of the date hereof specifically referencing the appropriate schedule or section number to the representations, warranties or covenants in this Agreement which reasonably identifies the basis for an exception to a representation, warranty or covenant in this Agreement and which is delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY SCHEDULES"), the Company and the Shareholders represent and warrant to Parent and Merger Sub as set forth below.

       2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of the Company (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

       2.2 COMPANY CAPITAL STRUCTURE.

           (a) The authorized capital stock of the Company is as set forth in
SCHEDULE 2.2. The Company Capital Stock is held of record by the persons and in the amounts set forth on SCHEDULE 1.6(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

           (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. The holders of Company Capital Stock have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, the Merger Sub will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

       2.3 SUBSIDIARIES. The Company does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

       2.4 AUTHORITY. Subject only to the requisite approval of the Merger and this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the Merger and this Agreement is the affirmative vote of two-thirds of the outstanding shares of Company Common Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger of the Company and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Subject only to the approval of the Merger and this Agreement by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, except with respect to the preceding clause (ii) for any Conflict which could not reasonably be expected to have a Material Adverse Effect. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Certificates with the Delaware Secretary of State and the Texas Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
SCHEDULE 2.4, and (iv) where the failure to obtain or make any such consent, waiver, approval, order, authorization, registration, declaration or filing could not reasonably be expected to have a Material Adverse Effect.

       2.5 COMPANY FINANCIAL STATEMENTS.

           (a) SCHEDULE 2.5 sets forth the Company's audited balance sheet as of December 31, 1998 on a combined basis with Forward Communications, Inc. and FCI Services, Inc. (the "BALANCE SHEET") and the related audited statements of operations, shareholders' equity and cash flows for the twelve-month period then ended and the footnotes thereto as well as a combined unaudited balance sheet as of March 31, 1999 (the "INTERIM BALANCE SHEET") and the related unaudited statements of operations for the three-month period then ended (collectively, the "COMPANY FINANCIALS"). The Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company included therein as of the dates and during the periods indicated therein, subject to normal year-end adjustments and the absence of full footnote disclosure in the case of unaudited financial statements, which such adjustments will not be material in amount or significance.

       2.6 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (which is required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, has not been reflected in the Interim Balance Sheet.

       2.7 NO CHANGES. Except as set forth in SCHEDULE 2.7, since the date of the Interim Balance Sheet, there has not been, occurred or arisen any:

           (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Interim Balance Sheet and consistent with past practices;

           (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

           (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

           (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance) having a loss value in excess of $25,000;

           (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

           (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

           (g) revaluation by the Company of any of its assets in excess of $25,000;

           (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of the Company Capital Stock, or any split, combination or reclassification in respect of any shares of Company Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

           (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers or directors and, except in the ordinary course of business, to any employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

           (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

           (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

           (l) loan by the Company to any person or entity, incurrence by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, or creation of any security interest in any of the Company's assets or properties, except for commercial loans not exceeding $25,000 in the aggregate and incurred in the ordinary course of business, and advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

           (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company not in the ordinary course of business;

           (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs, or any reasonable basis for any of the foregoing;

           (o) notice of any claim or potential claim of ownership by a third party of Company Intellectual Property Rights (as defined in Section 2.11 below) or of infringement by the Company of any third party's intellectual property rights;

           (p) material change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Company Intellectual Property Rights to the Company;

           (q) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company; or

           (r) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses
(a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

       2.8 TAX AND OTHER RETURNS AND REPORTS.

           (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

           (b) TAX RETURNS AND AUDITS. Except as set forth in SCHEDULE 2.8:

               (i) The Company, as of the Effective Time, will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company, as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company does not have any knowledge of any basis for the assertion of any such liability attributable to the Company, or its assets or operations.

               (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of the Company's incorporation.

               (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes.

               (viii) The Company does not have any knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) The Company's assets are not treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 404, 280G or 162 of the Code.

               (xi) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

               (xiii) The Company is not, nor has it been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) No adjustment relating to any Return filed by the Company has been proposed formally or, to the knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

               (xv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

       2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

       2.10 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

            (a) The Company does not own real property, nor has the Company ever owned any real property. SCHEDULE 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in SCHEDULE 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

            (c) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to the Company's current and former customers (the "CUSTOMER INFORMATION"). No person other than a Company possesses any claim or rights with respect to use of the Customer Information.

       2.11 INTELLECTUAL PROPERTY.

         Schedule 2.11 sets forth all trade names, trademarks, service marks, and copyrights and their registrations and other intellectual property, owned by the Company or in which it has any rights or licenses, together with a brief description of each. The Stockholders have no knowledge of any infringement or alleged infringement by others of any of the Company's trade names, trademarks, service marks, or copyrights or other intellectual property. The Company has not infringed, nor is now infringing, on any trade name, trademark, service mark, or copyright or other intellectual property belonging to any other person, firm, or corporation. Except as set forth in Schedule 2.11, the Company is not a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor (other than as franchisor pursuant to the franchise agreements set forth in Schedule 2.11), franchisee, or otherwise, with respect to any trade names, trademarks, service marks, or applications for them, or any copyrights or other intellectual property rights. The Company owns, or holds adequate licenses or other rights to use, all trade names, trademarks, service marks, and copyrights and other intellectual property necessary for its business as now conducted by it, and that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others.

         2.11A Y2K COMPLIANCE. The Company has taken reasonable steps to ensure that its products (including existing products and technology and products and technology currently under development) will accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). The Company has taken reasonable steps to ensure that its products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's internal computer and technology products and systems are Year 2000 Compliant.

       2.12 AGREEMENTS, CONTRACTS AND COMMITMENTS.

            (a) Except as set forth on SCHEDULE 2.12(a), the Company does not have, is not a party to and is not bound by:

                (i) any collective bargaining agreements,

                (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                (iv) any employment or consulting agreement, contract or commitment (excluding "at will" employee relationships) with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

                (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                (vi) any fidelity or surety bond or completion bond,

                (vii) any lease of personal property having a value individually in excess of $50,000,

                (viii) any agreement of indemnification or guaranty,

                (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000,

                (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                (xiii) any purchase order or contract for the purchase of raw materials involving $50,000 or more,

                (xiv) any construction contracts,

                (xv) any distribution, joint marketing or development agreement,

                (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

                (xvii) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty within thirty
(30) days.

            (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in SCHEDULE 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any End-User License or any agreement, contract or commitment required to be set forth on SCHEDULE 2.12(a) or SCHEDULE 2.11(b)

(any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in SCHEDULE 2.12(b), is not subject to any material default thereunder, of which the Company has knowledge, by any party obligated to the Company pursuant thereto. Following the Effective Time, the Company will be permitted to exercise all of the Company's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

       2.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 2.13, no officer, director or shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in SCHEDULE 2.12(a) or SCHEDULE 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

       2.14 COMPLIANCE WITH LAWS. Except as set forth in Schedule 2.14, the Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

       2.15 LITIGATION. Except as set forth in SCHEDULE 2.15, there is no action, suit or proceeding of any nature pending, or to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in SCHEDULE 2.15, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. SCHEDULE 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

       2.16 INSURANCE. The Company maintains valid and enforceable insurance policies and fidelity bonds covering the assets, business, equipment, properties, and operations of the Company, and such insurance policies and fidelity bonds, which are identified in SCHEDULE 2.16, contain provisions which are reasonable and customary in the Company's industry, and there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

       2.17 MINUTE BOOKS. The minute book of the Company made available to counsel for Parent is the only minute book of the Company and contains a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

       2.18 ENVIRONMENTAL MATTERS.

            (a) HAZARDOUS MATERIALS. The Company has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. No Hazardous Materials (as defined below) are present as a result of the actions or omissions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

            (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

            (e) DEFINITION OF "HAZARDOUS MATERIALS". As used herein, "HAZARDOUS MATERIALS" shall mean any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to such laws.

       2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on SCHEDULE 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

       2.20 EMPLOYEE MATTERS AND BENEFIT PLANS.

            (a) PLANS. Schedule 2.20 hereto contains a true and complete list of all the following agreements or plans of the Company which are in effect and which pertain to any of the Personnel:

                (i) "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(l) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which the Company maintains or to which the Company has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (i) or (ii) are herein collectively referred to as the " Plans").

                (iii) The Company does not presently contribute and/or has never contributed or been obligated to contribute to a multiemployer plan as defined in section 3(37)(A) of ERISA.

                (iv) No Plan is subject to Title IV of ERISA.

                (v) No Plan has been terminated nor has any accumulated funding deficiency (as defined in Code Section 412(a)) been incurred, nor has any waiver from the Internal Revenue Service been received or requested.

            (b) EMPLOYMENT MATTERS. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            (c) LABOR. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. Except as set forth in SCHEDULE 2.20(c), The Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in
SCHEDULE 2.20(c), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

       2.21 EMPLOYEES. To the Company's knowledge, no employee of the Company
(i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others and (ii) has given notice to the Company, nor is the Company otherwise aware, that any employee intends to terminate his or her employment with the Company.

       2.22 NO INTERFERENCE OR CONFLICT. To the knowledge of the Company, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will, to the knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

       2.23 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest therein (collectively called "COMPANY AUTHORIZATIONS"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

       2.24 INVESTMENT REPRESENTATIONS.

            (a) The Shareholders are acquiring the Stock Consideration for their own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act, or any state securities laws, and they have has no present intention of, or agreement relating to, selling, granting participation in or otherwise distributing such interests in violation of such laws.

            (b) The Shareholders understand that (i) the Stock Consideration has not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws by reason of specific exemptions therefrom, that the Stock Consideration may be sold, transferred or otherwise disposed of only if such disposition is registered under the Securities Act and applicable state securities laws or is exempt from such registration, and that they must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration; and (ii) each certificate representing the Stock Consideration will be endorsed with a legend substantially in the following form:

                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL EITHER (A) SUCH SHARES ARE REGISTERED UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

            (c) The Shareholders are knowledgeable and experienced investors and have had an opportunity to ask questions and review information about the business and financial condition of Parent.

       2.25 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company in this Agreement (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

       2.26 DISCLOSURE. No statement by the Company or the Shareholders contained in this Agreement and the exhibits attached hereto and any written statement or certificate furnished or to be furnished to Parent pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB


       Except as disclosed in a document dated as of the date hereof specifically referencing the appropriate schedule or section number to the representations, warranties or covenants in this Agreement which reasonably identifies the basis for an exception to a representation, warranty or covenant in this Agreement and which is delivered by Parent to Company prior to the execution of this Agreement (the "PARENT SCHEDULES"), Parent and Merger Sub represent and warrant to the Company and the Shareholders as set forth below.

       3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Parent and Merger Sub as a whole.

       3.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent and Merger Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, constitute a Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their properties or assets, except, with respect to the preceding clause (ii), for any Conflict which could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of Parent ("PARENT MATERIAL ADVERSE EFFECT"). No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to Parent or Merger Sub in connection with Parent's or Merger Sub's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, except (i) the filing of the Merger Agreement with the Delaware Secretary of State and the Texas Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) for such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which are set forth on
SCHEDULE 3.2, and (iv) where the failure to obtain or make any such consent, waiver, approval, order, authorization, registration, declaration or filing could not reasonably be expected to have a Parent Material Adverse Effect.

       3.3 CAPITAL STRUCTURE.

           (a) The authorized stock of Parent consists of 30,000,000 shares of Common Stock, of which 9,351,917 shares were issued and outstanding as of May 20, 1999, and 1,000,000 shares of Preferred Stock, none of which are issued or outstanding. All of the outstanding shares of Parent Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

           (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights.

       3.4 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

       3.5 PARENT FINANCIAL STATEMENTS.

           (a) SCHEDULE 3.5 sets forth Parent's unaudited balance sheet as of April 30, 1999 (the "PARENT FINANCIALS"). Parent Financials are correct in all material respects and present fairly the financial condition of Parent included as of the dates and during the periods indicated therein, subject to normal year-end adjustments and the absence of full footnote disclosure in the case of unaudited financial statements, which such adjustments will not be material in amount or significance.

       3.6 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 3.6, Parent does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (which is required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, has not been reflected in the Interim Balance Sheet.

       3.7 NO CHANGES. Except as set forth in SCHEDULE 3.7, since the date of the Interim Balance Sheet, there has not been, occurred or arisen any:

           (a) transaction by Parent except in the ordinary course of business as conducted on the date of the Interim Balance Sheet and consistent with past practices;

           (b) amendments or changes to the Certificate of Incorporation or Bylaws of Parent;

           (c) capital expenditure or commitment by Parent, either individually or in the aggregate, exceeding $25,000;

           (d) destruction of, damage to or loss of any material assets, business or customer of Parent (whether or not covered by insurance) having a loss value in excess of $25,000;

           (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

           (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent;

           (g) revaluation by Parent of any of its assets, in excess of $25,000.

           (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Parent, or any direct or indirect redemption, purchase or other acquisition by Parent of Parent Capital Stock, or any split, combination or reclassification in respect of any shares of Parent Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent Capital Stock;

           (i) increase in the salary or other compensation payable or to become payable by Parent to any of its officers or directors and, except in the ordinary course of business, to any employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

           (j) sale, lease, license or other disposition of any of the assets or properties of Parent, except in the ordinary course of business as conducted on that date and consistent with past practices;

           (k) amendment or termination of any material contract, agreement or license to which Parent is a party or by which it is bound;

           (l) loan by Parent to any person or entity, incurrence by Parent of any indebtedness, guaranteeing by Parent of any indebtedness, issuance or sale of any debt securities of Parent or guaranteeing of any debt securities of others, or creation of any security interest in any of Parent's assets or properties, except for commercial loans not exceeding $25,000 in the aggregate, and advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

           (m) waiver or release of any right or claim of Parent, including any write-off or other compromise of any account receivable of Parent not in the ordinary course of business;

           (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of Parent or its affairs, or any reasonable basis for any of the foregoing;

           (o) notice of any claim or potential claim of ownership by a third party of Parent Intellectual Property Rights (as defined in Section 3.11 below) or of infringement by Parent of any third party's intellectual property rights;

           (p) material change in pricing or royalties set or charged by Parent to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Parent Intellectual Property Rights to Parent;

           (q) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on Parent; or

           (r) negotiation or agreement by Parent or any officer or employees thereof to do any of the things described in the preceding clauses (a) through
(q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).


       3.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Parent is a party or otherwise binding upon Parent which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Parent, any acquisition of property (tangible or intangible) by Parent or the conduct of business by Parent. Without limiting the foregoing, Parent has not entered into any agreement under which Parent is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

       3.9 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

           (a) Parent does not own real property, nor has Parent ever owned any real property. SCHEDULE 3.9(a) sets forth a list of all real property currently, or at any time in the past, leased by Parent, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

           (b) Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in Parent Financials or in SCHEDULE 3.9(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

           (c) Parent has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to Parent's current and former customers (the "CUSTOMER INFORMATION"). No person other than Parent possesses any claim or rights with respect to use of the Customer Information.

       3.10 INTELLECTUAL PROPERTY.

         Schedule 3.10 sets forth all trade names, trademarks, service marks, and copyrights and their registrations, owned by Parent or in which it has any rights or licenses, together with a brief description of each. The Stockholders have no knowledge of any infringement or alleged infringement by others of any trade name, trademark, service mark, or copyright. Parent has not infringed, nor is now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, or corporation. Except as set forth in
Schedule 3.10, Parent is not a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor (other than as franchisor pursuant to the franchise agreements set forth in Schedule 3.10), franchisee, or otherwise, with respect to any trade names, trademarks, service marks, or applications for them, or any copyrights. Parent owns, or holds adequate licenses or other rights to use, all trade names, trademarks, service marks, and copyrights necessary for its business as now conducted by it, and that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others.

       3.11 Y2K COMPLIANCE.

         Parent has taken reasonable steps to ensure that its products (including existing products and technology and products and technology currently under development) will accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). Parent has taken reasonable steps to ensure that its products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of Parent's internal computer and technology products and systems are Year 2000 Compliant.

       3.12 AGREEMENTS, CONTRACTS AND COMMITMENTS.

            (a) Except as set forth on SCHEDULE 3.12(a), Parent does not have, is not a party to and is not bound by:

                (i) any collective bargaining agreements,

                (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                (iv) any employment or consulting agreement, contract or commitment (excluding "at will" employee relationships) with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to Parent,

                (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                (vi) any fidelity or surety bond or completion bond,

                (vii) any lease of personal property having a value individually in excess of $50,000,

                (viii) any agreement of indemnification or guaranty,

                (ix) any agreement, contract or commitment containing any covenant limiting the freedom of Parent to engage in any line of business or to compete with any person,

                (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000,

                (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Parent's business,

                (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

                (xiii) any purchase order or contract for the purchase of raw materials involving $50,000 or more,

                (xiv) any construction contracts,

                (xv) any distribution, joint marketing or development agreement,

                (xvi) any agreement pursuant to which Parent has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

                (xvii) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty within thirty (30) days.

            (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in SCHEDULE 3.12(b), Parent has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any End-User License or any agreement, contract or commitment required to be set forth on SCHEDULE 3.12(a) or SCHEDULE 3.12(b) (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in SCHEDULE 3.12(b), is not subject to any material default thereunder, of which Parent has knowledge, by any party obligated to a Parent pursuant thereto. Following the Effective Time, Parent will be permitted to exercise all of such Parent's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Parent would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

       3.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 3.13, no officer, director or shareholder of Parent (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that Parent furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, Parent, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in SCHEDULE 3.12(a) or SCHEDULE 3.12(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 3.13.

       3.14 COMPLIANCE WITH LAWS. Parent has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        3.15 INSURANCE. Parent maintains valid and enforceable insurance policies and fidelity bonds covering its assets, business, equipment, properties, and operations, and such insurance policies and fidelity bonds, which are identified in SCHEDULE 3.15, contain provisions which are reasonable and customary in Parent's industry, and there is no claim by Parent pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Parent is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

       3.16 ENVIRONMENTAL MATTERS.

            (a) HAZARDOUS MATERIALS. Parent has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that Parent has at any time owned, operated, occupied or leased. No Hazardous Materials (as defined below) are present as a result of the actions or omissions of Parent, or, to Parent's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent has at any time owned, operated, occupied or leased.

            (b) HAZARDOUS MATERIALS ACTIVITIES. Parent has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has Parent disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) PERMITS. Parent currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of such Parent's Hazardous Material Activities and other businesses of such Parent as such activities and businesses are currently being conducted.

            (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Parent. Parent is not aware of any fact or circumstance which could involve Parent in any environmental litigation or impose upon Parent any environmental liability.

            (e) DEFINITION OF "HAZARDOUS MATERIALS". As used herein, "HAZARDOUS MATERIALS" shall mean any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to such laws.

       3.17 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

       3.18 EMPLOYEE MATTERS AND BENEFIT PLANS.

            (a) Schedule 3.18 hereto contains a true and complete list of all the following agreements or plans of Parent which are in effect and which pertain to any of the Personnel:

                (i) "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(l) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which Parent maintains or to which Parent has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (i) or (ii) are herein collectively referred to as the "Plans").

                (iii) Parent does not presently contribute and/or has never contributed or been obligated to contribute to a multiemployer plan as defined in section 3(37)(A) of ERISA.

                (iv) No Plan is subject to Title IV of ERISA.

                (v) No Plan has been terminated nor has any accumulated funding deficiency (as defined in Code Section 412(a)) been incurred, nor has any waiver from the Internal Revenue Service been received or requested.

            (b) EMPLOYMENT MATTERS. Parent (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            (c) LABOR. No work stoppage or labor strike against Parent is pending or, to the best knowledge of Parent, threatened. Parent is not involved in or, to the knowledge of Parent, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to Parent. Parent has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to Parent. Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Parent.

       3.19 EMPLOYEES. To Parent's knowledge, no employee of Parent (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Parent because of the nature of the business conducted or presently proposed to be conducted by Parent or to the use of trade secrets or proprietary information of others and
(ii) has given notice to Parent, nor is Parent otherwise aware, that any employee intends to terminate his or her employment with Parent.

       3.20 NO INTERFERENCE OR CONFLICT. To the knowledge of Parent, no shareholder, officer, employee or consultant of Parent is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of Parent or that would interfere with Parent's business. Neither the execution nor delivery of this Agreement, nor the carrying on of Parent's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of Parent's business as presently conducted or currently proposed to be conducted, will, to the knowledge of Parent, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

       3.21 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. Parent possesses all material consents, licenses, permits, grants or other authorizations issued to such Parent by a Governmental Entity (i) pursuant to which Parent currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest therein (collectively called "PARENT AUTHORIZATIONS"), which Parent Authorizations are in full force and effect and constitute all

Parent Authorizations required to permit Parent to operate or conduct its business or hold any interest in its properties or assets.

       3.22 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Parent in this Agreement (as modified by Parent Schedules), nor any statement made in any schedule or certificate furnished by Parent pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of Parent in connection with soliciting their consent to this Agreement and the Mergers, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

       3.23 DISCLOSURE. No statement by Parent contained in this Agreement and the exhibits attached hereto and any written statement or certificate furnished or to be furnished to Parent pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV
                            [INTENTIONALLY OMITTED]

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

       5.1 SALE AND REGISTRATION OF SHARES; SHAREHOLDER MATTERS.

           (a) SALE OF SHARES. The parties hereto acknowledge and agree that the shares of Parent Common Stock issuable to the shareholders pursuant to Section
1.6 hereof, shall constitute "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The certificates for shares of Parent Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer pursuant to the Affiliate Agreement (as defined below). It is acknowledged and understood that Parent is relying upon certain written representations made by each stockholder.

           (b) COMPANY SHAREHOLDER APPROVAL. As promptly as practicable after the execution of this Agreement the Company shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by Texas Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the written consent of its shareholders to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable.

           (c) REGISTRATION RIGHTS. Parent and the Shareholders shall enter into a Registration Rights Agreement on substantially the terms and conditions set forth in the Registration Rights Agreement attached hereto as EXHIBIT D, which shall include the right to demand registration of any shares of Parent Common Stock (constituting at least 20% of the shares owned by the Shareholders) obtained by the Shareholders pursuant to the transactions contemplated by this Agreement, and including shares underlying options, on two separate occasions following the date six months after the commencement of trading of Parent Common Stock, and to unlimited piggyback rights in connection with any registration after such date of shares by Parent (other than pursuant to a Form S-8 or Form S-4 or successor forms), unless Parent shall be advised by its investment bankers in a registration that such registration rights are not reasonably possible in light of market conditions or would impair the likelihood that the offering could be consummated;

provided further that the Shareholders shall enter into lockup agreements if requested by Parent's investment bankers on substantially the same terms as the executive officers of Parent.

           (d) ADDITIONAL ASSURANCES. At the request of Parent, the Company shall use its commercially reasonable efforts to cause the Company's shareholders to execute and deliver to Parent such instruments and do and perform such acts and things as may be necessary or desirable for complying with all applicable securities laws and state corporate law.

       5.2 ACCESS TO INFORMATION. Each party shall afford the others and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the Merger.

       5.3 CONFIDENTIALITY. Each party agrees to keep information or knowledge obtained in any investigation pursuant hereto, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential, and also agrees not to use such knowledge or information; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession on a non-confidential basis prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or is required to be disclosed under applicable federal securities laws or (f) which is disclosed in the course of any litigation between any of the parties hereto.

       5.4 EXPENSES. If the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses.

       5.5 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld or delayed.

       5.6 CONSENTS. The Company shall use its commercially reasonable efforts to obtain the consents, waivers and approvals of parties to any Contract as may be required in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time (all of such consents, waivers and approvals are set forth in the Company Schedules) so as to preserve all rights of and benefits to the Company and Parent thereunder.

       5.7 FIRPTA COMPLIANCE. On or prior to the Closing Date, The Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

       5.8 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

       5.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

       5.10 CERTAIN BENEFIT PLANS. At or prior to the Closing, the Company shall terminate its existing profit sharing plan and cause the assets of the Plan to be distributed among its participants.

       5.11 COMPANY'S AUDITORS. The Company will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of Company Financial Statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (ii) the review of the Company's audit work papers for up to the past two fiscal years, including interim periods and access for review or examination of selected interim financial statements and data, and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants.

       5.12 NON-COMPETITION AGREEMENTS. The Company and Shareholders shall deliver or use reasonable efforts to cause to be delivered to Parent an executed Non-Competition Agreement in substantially the form attached hereto as EXHIBIT E concurrently with the execution of this Agreement from each of the persons listed on SCHEDULE 5.12.

       5.13 TAX-FREE REORGANIZATION. Parent and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

       5.14 RELEASES OF LIABILITY. Parent shall use its best efforts to obtain the release of the Shareholders from any personal liability or contingent liability due to their guaranty of any obligations of Companies identified in
SCHEDULE 5.14. If any such release is not obtainable, Parent shall indemnify the Shareholders against any liability therefor.

       5.15 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

       6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

           (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the stockholders of Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

           (b) GOVERNMENT APPROVALS. All approvals of governments and governmental agencies necessary to consummate the transactions hereunder shall have been received, and the Merger Certificates shall have been filed with the Secretaries of State of Texas and Delaware, and the Merger shall have become effective.

           (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

       6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

           (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

           (c) OMITTED

           (d) OPINION OF COUNSEL. Shareholders shall have received an opinion of Parent's counsel in the form of Exhibit F hereto.

           (e) SUBSTANTIAL ADVERSE CHANGE. There shall not have occurred any adverse change in the business, assets, (including intangible assets), liabilities, financial condition, results of operations or prospects of the Company since the date of this Agreement having a Substantial Adverse Effect as defined in Section 6.3(b) below.

           (f) CONTEMPORANEOUS CLOSING. Parent shall have closed the Stock Purchase Agreement dated the date hereof with the Shareholders for the purchase of all outstanding common stock of FCI Services, Inc. and Forward
Communications, Inc.

           (g) EMPLOYMENT AGREEMENT. Parent shall have executed and delivered to the Employment Agreement with Rose A. Dudney in the form attached hereto as EXHIBIT H.

       6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

           (a) REPRESENTATIONS AND WARRANTIES AT SIGNING. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall have been true and correct in all respects) as of the date of this Agreement.

           (b) REPRESENTATIONS AND WARRANTIES AT CLOSING. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date (without regard to any updates to Company Schedules, unless otherwise agreed by Parent), except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a substantial adverse effect on the business, financial condition, results of operations, assets, liabilities or prospects of the Company or Parent (hereinafter referred to as a "SUBSTANTIAL ADVERSE EFFECT"); and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by an executive officer of the Company.

           (c) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time (excluding solely the covenants of Section 5.6, the satisfaction of which shall not constitute a condition to Parent's or Merger Sub's obligations to consummate the Merger and the transactions contemplated by this Agreement), except for non-performance of such agreements and covenants which neither has, nor reasonably could be expected to have, a Substantial Adverse Effect, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

           (d) EMPLOYMENT AND CONSULTING AND NON-COMPETITION AGREEMENTS. Rose A. Dudney shall have executed and delivered to Parent an Employment Agreement in the form attached hereto as Exhibit H, and Larry G. Brown shall have executed and delivered to Parent a Consulting and Non-Competition Agreement in the form attached hereto as EXHIBIT E.

           (e) SHAREHOLDER APPROVAL. The Shareholders holding all of the shares of Company Capital Stock shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

           (f) SUBSTANTIAL ADVERSE CHANGE. There shall not have occurred any adverse change in the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of the Company since the date of this Agreement having a Substantial Adverse Effect.

           (g) DISSENTERS' RIGHTS. Holders of more than 5% of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

           (h) OPINION. Parent shall have received an opinion of Shareholders counsel in the form attached hereto as Exhibit G.


                                  ARTICLE VII
                           ESCROW AND INDEMNIFICATION

       7.1 ESCROW. Subject to the following requirements, the Escrow Fund (as defined in the Escrow Agreement attached hereto as EXHIBIT C) shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Texas time, on the date which is ten days after receipt of the audit or review (at Parent's option) of the Company's financial statements for the year ending December 31, 1999, but in no event later than April 15, 2000 (the "ESCROW PERIOD"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent, subject to the objection of the Shareholders and the subsequent arbitration of the matter in the manner provided in Section 7.3 hereof, to satisfy any claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate (as defined in the Escrow Agreement attached hereto as EXHIBIT C) delivered to the Escrow Agent prior to termination of such Escrow Period; provided further that the Escrow Fund will terminate in full upon final and complete resolution of all disputed matters. The Escrow Fund shall be held, invested and disbursed in accordance with the provisions of the Escrow Agreement attached hereto as EXHIBIT C.

       7.2 INDEMNIFICATION.

           (1) Parent's Losses. (a) Shareholders severally agree to indemnify and hold harmless Parent, Merger Sub and the Company and their respective directors, officers, employees, representatives, agents and attorneys, successors and assigns from, against and in respect of any and all Parent's Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of (i) any representation or warranty made the Company or Shareholders in or pursuant to this Agreement being untrue or incorrect in any respect; or (ii) any failure by the Company or Shareholders to observe or perform their covenants and agreements set forth in this Agreement or any other agreement or document executed by them in connection with the transactions contemplated hereby.

               (b) "Parent's Losses" shall mean all damages (including, without limitation, amounts paid in settlement with Shareholders' consent, which consent may not be unreasonably withheld), losses, obligations, liabilities, liens, deficiencies, costs (including, without limitation, reasonable attorneys' fees), penalties, fines, interest, monetary sanctions and expenses, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce Parent's or such other persons' right to indemnification hereunder.

           (2) Shareholders' Losses. (a) Parent and the Company jointly and severally agree to indemnify and hold harmless Shareholders, and their respective representatives, agents, attorneys, successors and assigns from, against, for and in respect of any all Shareholders' Losses (defined below) suffered, sustained, incurred or required to be paid by either Shareholder by reason of (i) any representation or warranty made by Parent in or pursuant to this Agreement being untrue or incorrect in any respect; (ii) any failure by Parent to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it in connection with the transactions contemplated hereby; (iii) those liabilities, obligations, claims, contingencies and encumbrances accruing or arising after the Closing in connection with the business of the Company, except to the extent that such liabilities, obligations, claims, contingencies or encumbrances are attributable to a breach of warranty, representation or covenant by the Company and/or Shareholders prior to the Closing; or (iv) those matters described in
Section 5.14.

               (b) "Shareholders' Losses" shall mean all damages (including, without limitation, amounts paid in settlement with Parent's consent, which consent may not be reasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs (including, without limitation, reasonable attorneys' fees) and expenses, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce Shareholders' or such other persons' right to indemnification hereunder.


           (3) Notice of Loss. Except to the extent set forth in the next sentence, Parent and Shareholders will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach or other matter which is asserted has been given to the Indemnifying Party (defined below) and, in addition, if such matter arises out of a suit, action, investigation, proceeding or claim, such notice is given promptly, but in any event within ten
(10) days after the Indemnified Party (defined below) is given notice of the claim or the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Article, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. With respect to Parent's Losses, Shareholders, jointly and severally, shall be the Indemnifying Party and Parent, Company and their respective directors, officers, employees, representatives, agents and attorneys shall be Indemnified Parties. With respect to Shareholders' Losses, Parent shall be the Indemnifying Party and Shareholders and their respective directors, officers, employees, representatives, agents and attorneys shall be the Indemnified Party.

           (4) Right to Defend. Upon receipt of notice of any suit, action, investigation, claim or proceeding ("Action") for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled to defend, contest or otherwise protect against any Action at its own cost and expense, and the Indemnified Party must cooperate in any such defense or other action. The Indemnified Party shall have the right, but not obligation, to participate at its own expense in defense thereof by counsel of its choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party fails to defend, contest or otherwise protect in a timely manner against any such Action, the Indemnified Party shall have the right, but not obligation, to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such Action or the compromise or settlement thereof; provided, that the Indemnified Party must send a written notice to the Indemnifying Party of any such proposed settlement or compromise, which settlement or compromise the Indemnifying Party may reject, in its reasonable judgment, within thirty days of receipt of notice. Failure to reject such notice within such thirty day period shall be deemed acceptance of such settlement or compromise. The Indemnified Party shall have the right to effect a settlement or compromise over the objection of the Indemnifying Party; provided, that if (i) the Indemnifying Party is contesting such claim in good faith or (ii) the Indemnifying Party has assumed the defense from the Indemnified Party, the Indemnified Party waives any right to indemnity therefor. If the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation undertaken by Indemnified Party with prior written consent of Indemnifying Party.

           (5) Cooperation. The Company, Parent, Shareholders and each of their Affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim, including, without limitation, reports, studies, correspondence and other documentation relating to EPA, OSHA, and EEOC matters.

           (6) Waiver of Contribution and Indemnification. Shareholders hereby waive and release any rights of indemnification or contribution they may have against the Company as a result of payments made under this Article.

           (7) Time to Assert Claims. Any claim asserted pursuant to Section 7.2(1) or (2) above must be asserted by written notice given by one party to the other on or before the later of (i) the date of the release of the first audit report of Parent containing combined financial statements of Parent and the Company and (ii) the date which is one (1) year from the date of Closing or the expiration of the statute of limitations period with respect to claims based on breaches of representations concerning taxes or environmental matters.

           (8) Access to Records. Shareholders, or their agents, shall be afforded reasonable access to Parent's and Company's books and records during normal business hours upon reasonable notice for the purpose of verifying any claim against Shareholders hereunder. Shareholders or their agents may be required to sign an appropriate confidentiality agreement prior to any inspection of books and records hereunder. Parent or its agents shall be afforded reasonable access to the Shareholders' and Company's books and records during normal business hours upon reasonable notice for the purpose of verifying any claim against Parent or Shareholders hereunder. Parent or its agents may be required to sign an appropriate confidentiality agreement prior to any inspection of books and records hereunder.

           (9) Limitations on Indemnification. Notwithstanding anything to the contrary, no Indemnifying Party shall have any liability (for indemnification or otherwise) or obligation to indemnify an Indemnified Party until the total of all Losses exceeds $150,000 and then, the Indemnifying Party shall be liable for all amounts of such Losses; provided that, in no event shall an Indemnifying Party have any liability (for indemnification or otherwise) or obligation to indemnify an Indemnified Party for any amounts of any Losses in excess of an aggregate amount of $1,000,000 (other than with respect to third party claims arising under Sections 2.8, 2.15 or 2.18). The limitations provided for in this Section shall be aggregated with the limitations set forth in Section 7.1(9) of the Stock Purchase Agreement dated the date hereof among Parent and the Shareholders, among others.

           (10) Sole Remedy. The provisions of this Article VII shall be the sole remedies of the parties for any claim arising under this Agreement or as a result of the dealings of the parties leading up to and embodied in this Agreement, except with respect to acts or omissions constituting fraud or intentional misrepresentation.

       7.4 RESOLUTION OF CONFLICTS; ARBITRATION.

           (i) In case of any dispute between the parties under the indemnification provisions of this Agreement or the Escrow Agreement, the Shareholders and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims.

           (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Shareholders shall agree on such arbitrator; provided that if Parent and the Shareholders cannot agree on such arbitrator, either Parent or the Shareholders can request that the American Arbitration Association ("AAA") select the arbitrator. The arbitrator selected by

AAA shall determine the dispute in accordance with Article VII of this Agreement. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate (as defined in the Escrow Agreement attached hereto as EXHIBIT C) shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

           (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Dallas County, Texas under the rules then in effect of the American Arbitration Association.


                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

       8.1 TERMINATION. Subject to the provisions of Sections 8.2 and 8.3 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

           (a) by mutual written consent of the Company and Parent;

           (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Central time) on June 30 1999, (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

           (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;

           (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within ten (10) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

           (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within ten (10) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

       Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

       8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3 and
5.4 and Articles VIII and IX (other than Section 9.1) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

       8.3 AMENDMENT. Except as is otherwise required by applicable law after the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, that Parent may in its sole discretion amend this Agreement and all related agreements to the extent necessary to provide for the consummation of the acquisition of the Company contemplated hereby through the statutory merger of Company with and into Merger Sub.

       8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

       9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Mergers and shall (except to the extent that survival is necessary to resolve unsatisfied claims) terminate on the later of one (1) year after the Closing Date or the expiration of the relevant statute of limitations period with respect to tax or environmental matters.

       9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Company
         or the Shareholders:

         Forward Freight Inc.
         1421 Belt Line Road, Suite 400
         Coppell, Texas  75019
         Attn: Larry G. Brown
         Facsimile: (972) 745-2407
         E-Mail: larry@forwardcompanies.com
         with a copy to:
          Glast, Phillips & Murray, PC
          2200 One Galleria Tower
          13355 Noel Road
          Dallas, Texas  75240
          Attn:  James L. Kennedy, Jr.
          Facsimile: (972) 419-8329
          E-Mail: jkennedy@gpm-law.com


         If to Parent, the Companies
         or the Merger Sub:

         Inlighten.com, inc.
         3811 Turtle Creek Boulevard, Suite 600
         Dallas, Texas  75219
         Attn: Steven B. Solomon
         Facsimile: (214) 520-0034
         E-Mail: sbsolomon@inlighten.com

          with a copy to:
          Wood, Exall & Bonnet, L.L.P.
          714 Jackson Street, Suite 300
          Dallas, Texas  75202
          Attn:  David A. Wood
          Facsimile: (214) 742-6155
          E-Mail: dwood@woodexall.com

       9.3 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

       9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

       9.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

       9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Texas for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

       9.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

       9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.


                             - SIGNATURES FOLLOW -

         IN WITNESS WHEREOF, Parent, the Merger Sub, the Company and the Stockholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

INLIGHTEN.COM, INC.


By:  /s/ STEVEN B. SOLOMON
    ------------------------------------
        Steven B. Solomon, President

F3 ACQUISITION CORPORATION


By:  /s/ STEVEN B. SOLOMON
    ------------------------------------
        Steven B. Solomon, President

FORWARD FREIGHT INC.


By:  /s/ LARRY G. BROWN
    ------------------------------------
       Larry G. Brown, President



THE STOCKHOLDERS

/s/ LARRY G. BROWN
----------------------------------------
Larry G. Brown

/s/ ROSE A. DUDNEY
----------------------------------------
Rose A. Dudney

                                 SCHEDULE 1.6(a)
               CAPITALIZATION OF THE COMPANY; MERGER CONSIDERATION


FORWARD FREIGHT INC.

                                                              Merger Consideration
Stockholder       Number of Shares     % of Shares       Cash     Parent Shares       Options
-----------       ----------------     -----------       ----     -------------       -------

Larry G. Brown         50,000             50.00         500,000      150,000          100,000
Rose A. Dudney         50,000             50.00               0      400,000          100,000

       Total          100,000            100.00%       $500,000      550,000          200,000